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                                                  EXHIBIT 23(d)




           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 used to register $200 million of the Cumulative Quarterly Income Series A Preferred Securities of our reports dated January 25, 1995, included in and incorporated by reference in Western Resources, Inc.'s Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.

                              ARTHUR ANDERSEN LLP

Kansas City, Missouri,

November 28, 1995